UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

Medarex, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On December 17, 2007, the Board of Directors of Medarex, Inc. (“Medarex”), by unanimous written consent, approved the adoption of a new deferred compensation program, effective December 12, 2007, the Medarex, Inc. 2008 Deferred Compensation Program (the “2008 Program”).  The 2008 Program provides certain designated employees  with the ability to defer the receipt of a portion of their bonus compensation payable for services rendered to Medarex in the form of cash or restricted stock units (“RSUs”) based on the value of Medarex’s common stock.  The 2008 Program also provides for matching awards with respect to amounts that are deferred in the form of RSUs, at the discretion of the Compensation and Organization Committee of Medarex’s Board of Directors, which awards vest ratably over a three-year period.

                All references to the 2008 Program do not purport to be complete and are qualified in their entirety by the 2008 Program itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Medarex, Inc. 2008 Deferred Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: December 18, 2007	/s/ Howard H. Pien
Howard H. Pien
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Medarex, Inc. 2008 Deferred Compensation Program